SCHEDULE 14A INFORMATION
					(Rule 14a-101)
			INFORMATION REQUIRED IN PROXY STATEMENT
				SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.   )

Filed by registrant  X
Filed by a party other than registrant
Check the appropriate box:
     Preliminary proxy statement
  X  Definitive proxy statement
     Definitive additional materials
     Soliciting material pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

             SCIENTIFIC INDUSTRIES, INC.
(Name of registrant as specified in its charter)

             Lowell A. Kleiman, President
     (Name of person(s) filing proxy statement)

Payment of filing fee (Check the appropriate box):
  X 	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
or 14a-6(j)(2).
    	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    	Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
           Common stock, par value $.05 per share

(2) Aggregate number of securities to which transaction applies:
                        826,239

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (*)
                                     N/A

(4) Proposed maximum aggregate value of transaction:
                                     N/A
(*) Set forth the amount on which the filing fee is calculated and state how it was determined.

	Check box if any part of the fee is offset as provided by Exchange Act Rule
 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
                                     N/A
(2) Form, schedule or registration statement number:
                                     N/A
(3) Filing party:
                                     N/A
(4) Date filed:
                                     N/A

                      			SCIENTIFIC INDUSTRIES,INC.
					                            1996
				                         ANNUAL REPORT
				                         =============

			                      CORPORATE INFORMATION


Officers
- ---------
Lowell A. Kleiman
President and Treasurer

Cathy Pulver-Dugan
Vice President and Secretary

Helena R. Santos, CPA
Controller and Assistant Treasurer

Directors -- (Principal Occupations)
- ------------------------------------
Arthur M.Borden
(Counsel, Rosenman & Colin LLP)

Joseph I. Kesselman
(Private Investor)

Lowell A. Kleiman
(President of the Company)

Roger B. Knowles
(President, Conductive Systems, Inc.;
 a manufacturer of EMI & RFI shielding materials)

James S. Segasture
(Private Investor)

Executive Offices
- -----------------
Airport International Plaza
70 Orville Drive
Bohemia, New York 11716

General Counsel
- ---------------
Rosenman & Colin LLP
New York, New York

Transfer Agent
- --------------
Continental Stock Transfer & Trust Co.
New York, New York

Auditors
- --------
Nussbaum Yates & Wolpow, P.C.
Melville, New York

Stock Information
- -----------------
Over-the-Counter
Symbol:  SCND - NASDAQ Electronic Bulletin Board

Annual Meeting
- --------------
10:00 a.m. Tuesday
November 19, 1996
Princeton Club, 15 West 43rd St.
New York, New York

TO OUR STOCKHOLDERS:


	We are pleased to report that results for fiscal 1996 continue to be as expected. Net sales for the twelve month period ended June 30, 1996 were $2,517,500 versus $2,673,200 for the comparable period last year. Although sales were somewhat lower this year, we do not consider the decrease to be indicative of future sales trends.

	Income before income taxes decreased to $123,600 for the twelve month period ended June 30, 1996 from $299,300 for the comparable period last year.  In general, the decrease in profits is a result of our overall strategy for future growth, as we continue to invest a significant portion of our operating profits in new products.

	General and administrative expenses for fiscal 1996 ($691,500) compared to fiscal 1995 ($646,000) increased $45,500 (7.0%) mainly as a result of increased depreciation expense of the Company's new computer system, and to increases in salaries, insurance, and other general and administrative costs.

	Selling expenses also increased $33,500 (65.2%) to $84,900 for fiscal 1996 from $51,400 for the comparable period last year as a result of market research expenses related to the centrifuge product line, and also promotional expenses for our existing laboratory products.

	The Company spent $76,100 for research and development in fiscal 1996 on our new products, most notably, the new product line of centrifuge products. We had expected to have the products available for shipment in fiscal 1996. However, as we reported in our third quarter communications, due to the need for additional refinement of the product line, development of the products continued and marketing was postponed. In view of our market research, we decided to improve the acquired centrifuge product line, In addition, we felt that we would be able to concurrently add to our laboratory products. Thus, we decided to create an in-house Engineering and Research & Development department in order to maximize our efforts in the shortest practical time. Therefore, during the fourth quarter of the fiscal year, Mr. Matt Martin, P.E. was employed as Director of Engineering and New Product Development.
 He brings to the Company over 15 years of engineering/new product development experience and management of these activities in the allied technical medical products field. We have now refined our plans and established a schedule under which we hope to have the new products ready to market and deliver in the later part of fiscal 1997.

	The increased operating expenses and somewhat lower sales volume resulted in net income for fiscal 1996 of $81,500 ($.09 per common share) compared to $206,300 ($.22 per common share) for the comparable twelve month period last year. Net income per common share is computed on the basis of the weighted average number of shares outstanding during the respective years (826,239 in 1996 and 1995) plus, the dilutive effect of stock options.

	We expect the lower profits to continue in fiscal 1997 because our low sales volume continues to make even our modest new product expenditures seem significant, and thus have a major impact on our profits. It is our belief that through continued engineering and development efforts, we will be able to achieve our goals of expanded sales and ultimately profits. Of course, we continue to look outside our company for additional product lines which can be acquired.

	In this regard, we have maintained our strong financial position and are funding our current development efforts from operating profits. In this way, we feel we will be well positioned to acquire new laboratory product opportunities and to forcefully exploit our new products when either marketed or acquired.

	We thank all of you for your support which has allowed us to begin what we hope will be the most significant and dynamic period in the Company's history.


	Very truly yours,

	SCIENTIFIC INDUSTRIES, INC.



	Lowell A. Kleiman
	President

                        					PROXY MATERIAL

                  				SCIENTIFIC INDUSTRIES, INC.
                      					Bohemia, New York

              			NOTICE OF 1996 ANNUAL MEETING OF
					                       STOCKHOLDERS

                     					NOVEMBER 19, 1996

To Our Stockholders:

	The 1996 Annual Meeting of Stockholders of Scientific Industries, Inc. (the "Company") will be held at the Princeton Club, 15 West 43rd Street,
 New York, New York, on Tuesday, November 19, 1996, at 10:00 a.m.(New York
 Time) for the following purposes:

	1.	To elect two Class C Directors to the Company's Board of Directors to
 serve until the 1999 Annual Meeting.

	2.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

	The Board of Directors has fixed the close of business on September 24, 1996 as the Record Date for determination of stockholders entitled to notice of, and to vote at the meeting or any adjournments or postponements thereof.

	If you cannot personally attend the meeting, please promptly complete, sign and return the enclosed proxy card in the business reply envelope enclosed which requires no postage if mailed in the United States.

                                 				By Order of the Board of Directors,



Bohemia, New York			                         	CATHY PULVER-DUGAN
September 30, 1996				                        Secretary

                    					PROXY MATERIAL

               				SCIENTIFIC INDUSTRIES, INC.

		 			                  PROXY STATEMENT


	The enclosed Proxy is solicited by the Board of Directors of Scientific Industries, Inc. (the "Company") to be voted at the 1996 Annual Meeting of Stockholders (the "Meeting") to be held at the Princeton Club, 15 West
 43rd Street, New York, New York, on Tuesday, November 19, 1996 at 10:00 am (New York time), and at any adjournments or postponements thereof.

	Only stockholders of record as of the close of business on September 24, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. As of that date, the Company had outstanding voting securities consisting of 826,239 shares of common stock, par value $.05 per share, (the "Common Stock") excluding treasury shares. Each share is entitled to one vote.

	The proxies, when properly executed and returned to the Company, unless otherwise indicated, will be voted for the election of the specified nominees named herein as Directors. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by delivery of a written notice of such revocation to the Secretary of the Company at the address of the Company set forth below, by submitting a later dated Proxy or by appearing at the Meeting and requesting the return of the Proxy or by voting in person. Stockholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes but are not counted in the tabulations of the votes cast for election of directors. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

	It is anticipated that this Proxy Statement, the enclosed Proxy and the Annual Report to Stockholders will be mailed to the Company's stockholders on or about October 3, 1996. The Company's offices are located at 70 Orville Drive, Bohemia, New York 11716, and its telephone number is
 (516) 567-4700.

                        				PRINCIPAL STOCKHOLDERS

	The following table shows, as of the Record Date, the number of shares of Common Stock beneficially owned by (i) the persons known to the Company to be the owners of more than 5% of the Common Stock, (ii) each director of the Company (one of whom is the Chief Executive Officer of the Company), and (iii) all directors and officers as a group.


Nominees for Directors:
- ----------------------
Class C Directors:

Lowell A. Kleiman, Term expires:  1996, Principal Occupation: President of
Company, Year first elected director: 	1970, Shares of Common Stock
"Beneficially" Owned as of September 24, 1996:  148,613 (3), Percentage of
Class:  16.6%.

Roger B. Knowles, Term expires:  1996, Principal Occupation:	Industrialist,
Year first elected director:  1965, Shares of Common Stock Beneficially
Owned as of September 24, 1996:  71,705 (4)(5), Percentage of Class:  8.4%.


Directors whose terms do
not expire at this meeting:
- ---------------------------
Class A Directors:

Arthur M. Borden, Term expires: 1997, Principal Occupation: Counsel, Rosenman & Colin; General Counsel to the Company, Year first elected director: 1974, Shares of Common Stock "Beneficially" Owned as of
September 24, 1996:  42,540 (1), Percentage of Class:   5.1%.

James S. Segasture (and Kristine K. Segasture), Term expires:  1997,
Principal Occupation: 	Pvt. Investor, Year first elected director: 	1991,
Shares of Common Stock "Beneficially" Owned as of September 24, 1996: 156,757
(1), Percentage of Class:  18.6%.

Class B Director:

Joseph I. Kesselman, Term expires: 1998, Principal Occupation: Pvt. Investor, Year first elected director: 1961, Shares of Common Stock "Beneficially" Owned as of September 24, 1996: 43,520 (2), Percentage of
Class:  5.2%.

Directors and Executive Officers - as a Group (six persons)
Shares of Common Stock "Beneficially" Owned as of September 24, 1996:
488,450 (6) (7), Percentage of Class: 49.2%.


(1)	Includes 16,000 shares issuable upon exercise of currently exercisable options.
(2)	Includes 16,000 shares issuable upon exercise of currently exercisable options.  Includes 735 shares owned jointly with Mrs. Kesselman.
(3)	Includes 70,000 shares issuable upon exercise of currently exercisable options.
(4)	Includes 44,158 shares owned by Mrs. Knowles; includes 1,337 shares owned by a trust of which Mr. Knowles is a trustee, beneficial ownership of which is disclaimed by Mr. Knowles.
(5)	Includes 24,000 shares issuable upon exercise of currently exercisable options.
(6)	Includes 142,000 shares issuable upon exercise of currently exercisable options.
(7)	Includes 25,000 shares issuable upon exercise of currently exercisable options granted to one executive officer who is not a director.

                       				ELECTION OF DIRECTORS

	The Company's Certificate of Incorporation provides for a classified Board of Directors, consisting of three classes, each class serving three year terms on a staggered basis. The Board of Directors currently is comprised of five members, of which two are Class A Directors, one is a Class B
 Director and two are Class C Directors.  At this meeting, two Class C
 Directors are to be elected to serve until the 1999 Annual Meeting of Stockholders and their successors are duly elected and qualified. It is intended that the shares represented by proxies solicited by the Board of Directors will be voted for the nominees hereinafter named, unless authority is specifically withheld. If for any reason said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for substitute nominees designated by the Board of Directors.

	The Company believes that, for the period from July 1, 1995 to June 30, 1996, all filing requirements of Section 16(a) of the Securities Act of 1934 applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Messrs. Knowles, Kesselman, and Segasture had not timely filed a Form 5 reflecting the issuance of 3,000 option shares each in March of 1993, 1994, 1995 and 1996 as disclosed under "Directors' Compensation" on page 7, and Mr. Kleiman had not timely filed a Form 5 reflecting issuance of 10,000 option shares in September 1995. These directors will now file a Form 5 reporting the previously disclosed options under the Company's 1992 Stock Option Plan.

	Mr. Kleiman (age 55) has been employed by the Company for over thirty years, and has been President since September 1974.

	Arthur M. Borden, Esq. (age 76), general counsel to the Company, has been counsel to Rosenman & Colin LLP since March 1, 1992 and for the prior five year period he was a partner in that firm. Mr. Borden is also a director of Shelter Components Corporation (a distributor of components and tools for the mobile home industry).

	Mr. Kesselman (age 71) is currently a director of Nuclear and Environmental
 Protection Inc., Perrot Duval Holding S.A. and Infranor Inc. (a developer and manufacturer of servo systems).  For the prior five year period, he was both Chairman and Chief Executive Officer of Greentree Software, Inc.
 (a developer and provider of proprietary inventory control software).
 Prior thereto, Mr. Kesselman was a consultant to various corporations including Cel Communications Inc., formerly The Corporation for
 Entertainment & Learning, Inc. (a producer of films for television and the educational markets), Nuclear & Environmental Protection, Inc. (a developer and manufacturer of garments and devices to guard against nuclear contamination), and Perrot Duval Holding S.A. (a public Swiss holding company).

	Mr. Knowles (age 71) is President and the controlling stockholder of a number of corporations, including Conductive Systems, Inc. (a manufacturer of EMI and RFI shielding material), Romar Equipment Corporation (a lessor of equipment), Prelco Realty & Development Company (a real estate developer) and G.H. Realty Company (real estate), and is a director of Ionic, Inc.
 (an investment company). On February 17, 1995 an Order was issued by the U.S. Bankruptcy Court of the Northern District of New York dismissing by consent a Chapter 11 petition filed by Roger B. Knowles on June 15, 1993. During this period, Mr. Knowles continued to fulfill his corporate responsibilities without impairment as both director and stockholder.

	Mr. Segasture (age 60) has been a private investor since February 1990. Prior to this he was employed by various investment houses including Burns Pauli Institutional Brokers where he held the position of Senior Position Trader; Rowland Simon & Company where he was appointed President; and
 I.M. Simon & Company where he held the positions of General Partner and Senior Trader and was later appointed Chairman of the Board.

	The Company currently has no option, audit, compensation, nominating or similar committees.

	During the year ended June 30, 1996, the Board of Directors held four meetings of which one was a telephone meeting. Messrs. Borden, Kesselman and Kleiman were present at all meetings. Messrs. Knowles and Segasture were each present at three of the four meetings.

	The Board of Directors recommend that stockholders vote in favor of re-election of the nominees for Class C directors, Messrs. Kleiman and Knowles.



                        				EXECUTIVE OFFICERS

	The executive officers of the Company are elected annually by the Board of Directors and hold office until their respective successors are elected and qualify. There is no arrangement or understanding between any executive officer and any other person regarding selection as an officer. There are no family relationships between any Director and executive officer of the Company.

	The executive officers of the Company are as follows: Lowell A. Kleiman, 55, President and chief executive officer; Cathy Pulver-Dugan, 46, Vice President in charge of the manufacturing, inventory control, and administration functions.

                      				EXECUTIVE COMPENSATION

	The following table summarizes all compensation paid by the Company with respect to each of the three fiscal years ended June 30, 1996 for services in all capacities of the Company's Chief Executive Officer. No other executive officer earned in excess of $100,000 in any of such fiscal periods.

                     			SUMMARY COMPENSATION TABLE
				                       Annual Compensation
																						                           										Other
                                                											Annual
									     	                                            Compen-
Name and Principal     	Year		       Salary     Bonuses	   sation
    Position     		  		      	         $           $          $
- -----------------      ------       --------    -------    --------
Lowell A. Kleiman	     	1996      		$116,300	   $19,500	    N/A
President, CEO   		     1995	      	$111,600	   $19,360	    N/A
				                    1994	      	$107,600    $38,720	    N/A

                                Long-Term Compensation
              					           Awards          	     Payments
					                  --------------------------  -------------------
		                     			Re-                            					All
					                     stricted			                        	Other
Name and Principal		      Stock		         Options/  LTIP     Compen-
     Position    	  Year  Award(s)        SARs     Payments  sation
- ------------------  ----- ---------     ---------  --------  --------
Lowell A. KLeiman   1996    N/A     	  	  N/A	       N/A    	$2,648(1)
President, CEO	     1995 	  N/A        	  N/A	       N/A    	$2,667(1)
			                 1994 	  N/A        	  N/A	       N/A    	$2,418(1)

(1) Represents the Company's matching contribution to Mr. Kleiman's account under the company's 401(k) Plan.



AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

Name:  Lowell A. Kleiman

Shares Acquired on Exercise:  N/A
Value Realized ($):  N/A
Number of Securities Underlying Unexercised Options at Fy-End (#)
 Exercisable/Unexercisable:  70,000/0
Value of Unexercised in-the-Money Options at FY-End ($)
 Exercisable/Unexercisable (1):  $66,500/0

(1) Calculated by multiplying the number of shares subject to option by the difference between the market price and exercise price, per share, on June 30, 1996.

	There were 10,000 shares options granted to Mr. Kleiman during the year ended June 30, 1996.

                             EMPLOYMENT AGREEMENT

	The Company has an employment agreement with the CEO, Lowell A. Kleiman, which expires on December 31, 1997.

	It provides for a base salary of $106,000 with annual increases in an amount equal to the annual increase in the Consumer Price Index in the prior year.
 Under the agreement, any bonuses are at the discretion of the Board of
 Directors.  The contract contains provisions regarding his termination of employment, within three years following any change of control
 (as defined), under which the company is obligated to pay him additional compensation consisting of a base amount representing his annual salary and other benefits for the period between the date of his termination of employment and three years from any change of control subject to the limitation of it not exceeding 2.99 times the base amount.  The other benefits include continued use of a Company car, four weeks paid vacation each year and, in the event that Mr. Kleiman should die within the employment period, the payment to his widow, if living, or, if not, to his legal representatives of $5,000 as soon as practicable and an amount equal to Mr. Kleiman's current annual salary payable in monthly installments.  In such event, if the Company receives $500,000 of insurance proceeds, less any expenses incurred herein, $50,000 of those benefits will be paid to his beneficiary as above.  The Company is the beneficiary for the balance of the proceeds.



                            DIRECTORS' COMPENSATION

	During the year ended June 30, 1996, the Company paid each non-employee Director a quarterly reimbursement retainer of $450 and a fee of $300 for each meeting attended, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board meetings in the amount of $50. The Company currently pays each non-employee Director a quarterly retainer of $450 and a fee of $300 for each meeting attended, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board meetings in the amount of $50 or the Director's itemized expenses, whichever is greater.

	During the year ended June 30, 1996 the Company paid Directors' fees in the amount of $11,400 to Directors other than Mr. Kleiman (who does not receive Directors' fees) and fees of $20,606 for legal services rendered by the law firm of Rosenman & Colin LLP, of which Mr. Borden, a Director, is counsel.

	On February 11, 1992 before the adoption of the 1992 Stock Option Plan, the Company issued to each of its four outside directors, Messrs. Arthur
 M. Borden, Joseph I. Kesselman, Roger B. Knowles and James S.
 Segasture, ten year non-qualified options with respect to 12,000 shares, immediately exercisable as to 4,000 shares, exercisable as to an additional 4,000 shares, on and after the first anniversary of the date of grant and fully exercisable after the second such anniversary; all such options are exercisable at $.35. In the event of the death of a participant, while in the employ or service of the Company, the options shall become exercisable in full until the earlier of expiration of the option or one year from the date of death. In March 1993, Messrs. Borden, Kesselman, and Segasture each exercised 8,000 shares of such options.

	The Company's 1992 Stock Option Plan calls for options for 3,000 shares at the then fair market value to be issued each March for four years to each of the outside directors who shall then be on the Board of Directors
 on the first business day of each March, beginning March 1993.   The fair
 market value per share on the date of grant was 1.2813 in 1996, $1.3125 in 1995, $.9375 in 1994, and $.50 in 1993.


                       INDEPENDENT PUBLIC ACCOUNTANTS

	Nussbaum Yates & Wolpow, P.C. has been selected by management to audit the Company's financial statements for the current fiscal year.
 A representative of that firm is expected to be present at the Meeting with an opportunity to make a statement to the stockholders if he desires to do so and will be available to respond to appropriate questions.

                              OTHER MATTERS

	The Company is unaware of any matter, other than those mentioned above, that will be brought before the Meeting; however, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgement on such matters.

	The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1996 on Form 10-KSB, which is not part of this proxy material, is being mailed to Stockholders with this proxy solicitation. On written request, the Company will provide without charge to each record or beneficial holder of the Company's Common Stock as of September 24, 1996, another copy of the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 1996. Requests should be addressed to Ms. Cathy Pulver-Dugan Vice President, Scientific Industries, Inc., 70 Orville Drive, Bohemia, New York 11716.

                           PROXY SOLICITATION

	The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited, personally or by telephone or telegraph, by officers, Directors and regular employees of the Company. The Company will also request securities brokers, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding soliciting material.


                      PROPOSALS OF SECURITY HOLDERS

	Proposals, if any, of stockholders of the Company intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company for inclusion in the appropriate proxy materials no later than June 2, 1997.

SCIENTIFIC INDUSTRIES, INC.

September 30, 1996

                  				SCIENTIFIC INDUSTRIES, INC.
			           70 Orville Drive, Bohemia, New York 11716
			           PROXY FOR ANNUAL MEETING  OF STOCKHOLDERS
					                    NOVEMBER 19, 1996
       		This Proxy is solicited by the Board of Directors

	The undersigned hereby appoints Lowell A. Kleiman and Roger B. Knowles or either of them as Proxies, each with full power of substitution, to represent and vote all shares of the Common Stock of the Company held on record by the undersigned on September 24, 1996, which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company to be held at the Princeton Club, 15 West 43rd Street, New York, New York, on Tuesday, November 19, 1996 at 10:00 a.m. New York time, and at any adjournment thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Meeting and any adjournments thereof. The Undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

1.  Election of Class C Directors:
    ____For the nominees listed below (except as marked to the contrary below).
    ____WITHHOLD AUTHORITY to vote for the nominee listed below.
		(Instruction:  To withhold authority for an individual nominee, strike a line through the nominee's name listed below).

		     	LOWELL A. KLEIMAN                         		ROGER B. KNOWLES

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.




	THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE VOTE,SIGN ON REVERSE SIDE AND RETURN PROMPTLY.

(reverse side)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees listed as Class C Directors, and in the discretion of the Proxies with respect to all other matters which may properly come before the Meeting and any adjournments thereof.

(Please sign exactly as the name appears below. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign with full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


Please mark, sign, date and return
the proxy card promptly using the enclosed envelope.

Dated:_________________1996
_____________________________
Signature

_____________________________
Signature, if held jointly